UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 23, 2017

Bellicum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX		77030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 832-384-1100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 23, 2017, Bellicum Pharmaceuticals, Inc. (“Bellicum”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Jefferies LLC, as representatives of the several underwriters (the “Underwriters”), relating to the offering, issuance and sale (the “Offering”) of 5,000,000 shares of Bellicum’s common stock, $0.01 par value per share (the “Common Stock”), at a price to the public of $12.00 per share, which Bellicum estimates will result in approximately $56.0 million of net proceeds to Bellicum after deducting the underwriting discounts and commissions and estimated offering expenses. The Offering is expected to close on or about March 29, 2017, subject to the satisfaction of customary closing conditions. In addition, the Underwriters have a 30-day option to purchase up to an additional 750,000 shares of Common Stock. All of the shares in the Offering are being sold by Bellicum.

The Offering is being made pursuant to Bellicum’s effective shelf registration statement on Form S-3 (Registration No. 333-209012) previously filed with the Securities and Exchange Commission, as supplemented by a preliminary prospectus supplement dated March 22, 2017 and a final prospectus supplement dated March 23, 2017.

The Underwriting Agreement contains customary representations, warranties and agreements by Bellicum, conditions to closing, indemnification obligations of Bellicum and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report:

1.1	Underwriting Agreement, dated March 23, 2017, by and among Bellicum Pharmaceuticals, Inc., Citigroup Global Markets Inc. and Jefferies LLC, as representatives for the several underwriters.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2017	BELLICUM PHARMACEUTICALS, INC. (Registrant)

	By:	/s/ Alan A. Musso
	Name:	Alan A. Musso
	Title:	Chief Financial Officer and Treasurer